UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2015

NATIONAL GENERAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36311	27-1046208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

59 Maiden Lane, 38th Floor

New York, New York 10038

(Address of principal executive offices) (zip code)

(212) 380-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2015, National General Holdings Corp., a Delaware corporation (the “Company”), entered into a master transaction agreement (the “Master Transaction Agreement”) with QBE Investments (North America), Inc., a Delaware corporation (“QBE Parent”) and QBE Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of QBE Parent (“Seller” and together with QBE Parent, “QBE”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Master Transaction Agreement, the Company agreed to purchase QBE’s lender placed insurance business (“LPI Business”), including (i) acquiring certain of QBE’s affiliates engaged in the LPI Business and (ii) entering into a loss portfolio reinsurance agreement and quota share reinsurance agreement with an affiliate of QBE pursuant to which an affiliate of the Company, as reinsurer, will provide loss portfolio and 100% quota share reinsurance coverage with respect to the LPI Business (the “Transaction”).

At the closing of the Transaction, the Company will pay aggregate consideration in an amount equal to $90 million, subject to certain adjustments based upon the closing date working capital of certain of QBE’s affiliates engaged in the LPI Business that are expected to be acquired by the Company. The Transaction is subject to approval of governmental authorities and other customary closing conditions. The Transaction is expected to close in the third quarter.

The Master Transaction Agreement contains standard representations and warranties related to each party, and may be terminated prior to the closing under certain circumstances, including by (i) written agreement of both parties; (ii) either party, if the transaction is enjoined or prohibited by governmental authorities; (iii) either party, if the closing shall not have occurred by a specified outside date (which will be twelve months following signing unless extended by mutual agreement of the parties); or (iv) a non-breaching party if there has been a material breach of certain representations, warranties or covenants made by a breaching party that would prevent conditions from being satisfied.

The foregoing description of the Master Transaction Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Master Transaction Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On July 15, 2015, Byron Storms notified the Company of his resignation from his positions with the Company’s subsidiaries, effective immediately.

Effective July 15, 2015, the Company appointed Peter Rendall, age 43, to serve as Chief Operating Officer of the Company. Mr. Rendall joined the Company in 2010 as finance manager and has been Vice President and Treasurer of the Company since 2011. Prior to that, Mr. Rendall held various financial and managerial positions at GMAC Insurance Group with respect to personal lines business since August 2002.

Item 8.01	Other Events.

On July 15, 2015, the Company issued a press release announcing the execution of the Master Transaction Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Master Transaction Agreement, dated as of July 15, 2015, by and among the QBE Investments (North America), Inc., QBE Holdings, Inc. and National General Holdings Corp.

99.1	Press Release issued by National General Holdings Corp. on July 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2015

NATIONAL GENERAL HOLDINGS CORP.

By:	/s/ Jeffrey Weissmann
Jeffrey Weissmann

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Transaction Agreement, dated as of July 15, 2015, by and among the QBE Investments (North America), Inc., QBE Holdings, Inc. and National General Holdings Corp.

99.1	Press Release issued by National General Holdings Corp. on July 15, 2015.